UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2017

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Merger Agreement

On January 23, 2017, Simmons First National Corporation (the “Company”) entered into a definitive agreement and plan of merger (the “Agreement”) with First Texas BHC, Inc. (“First Texas”), the parent company of its wholly-owned bank subsidiary, Southwest Bank (“Bank”), to acquire all of the outstanding capital stock of First Texas (the “Acquisition”) for approximately $462 million (based on the Company’s common stock closing price as of January 20, 2017). Under the terms of the Agreement, First Texas’s shareholders and other equity rights holders will receive, in the aggregate, 6,500,000 shares of the Company’s common stock and $70 million in cash, all subject to certain conditions and potential adjustments. First Texas is headquartered in Fort Worth, Texas. The transaction is expected to close during the third quarter of 2017.

The Agreement contains customary representations and warranties from the Company and First Texas, and each party has agreed to customary covenants including, among others, covenants relating to (1) the conduct of First Texas’s business during the interim period between the execution of the Agreement and the consummation of the Acquisition, (2) each party’s obligations to facilitate its shareholders’ consideration of, and voting upon, the Agreement and the Acquisition, (3) the recommendation by the parties’ respective boards of directors in favor of approval of the Agreement and the Acquisition, (4) each party’s obligation to submit the Agreement to its shareholders for approval at a meeting of shareholders held for that purpose, and (5) First Texas’s non-solicitation obligations relating to alternative business combination transactions.

The completion of the Acquisition is subject to customary closing conditions, including (1) approval of the Agreement by each party’s shareholders, (2) receipt of required regulatory approvals without the imposition of a condition that would have or be reasonably likely to have a burdensome effect on the Company, (3) the absence of any law or order prohibiting the consummation of the Acquisition, (4) approval of the listing on the Nasdaq Global Select Market of the Company’s common stock to be issued in the Acquisition, and (5) the effectiveness of the registration statement for the Company’s common stock to be issued in the Acquisition. Each party’s obligation to complete the Acquisition is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, and (b) performance in all material respects by the other party of its obligations under the Agreement. In addition, holders of no more than five percent of the outstanding shares of First Texas’s common stock shall have demanded appraisal rights, and the Bank shall maintain certain asset quality and capital ratio metrics.

The Agreement contains certain termination rights for both the Company and First Texas and further provides that a termination fee of $18.0 million will be payable by First Texas to the Company upon termination of the Agreement under certain specified circumstances.

The foregoing description of the Agreement and the transactions contemplated therein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 and incorporated by reference herein. The Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, First Texas, or their respective subsidiaries and affiliates. The representations, warranties and covenants of each party set forth in the Agreement were made only for purposes of the Agreement and as of specific dates, and were and are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them or any descriptions of them as statements of facts or conditions of the Company, First Texas, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the Company, First Texas, their respective affiliates, or their respective businesses. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, First Texas, their respective affiliates or their respective businesses, the Agreement, and the Acquisition that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of First Texas and the Company and a prospectus of the Company, as well as in the Forms 10-K, Forms 10-Q and other filings that the Company makes with the Securities and Exchange Commission, or the SEC.

Item 8.01 Other Events.

On January 23, 2017, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Presentation materials concerning the Acquisition, which will be available on the Company’s website at www.simmonsbank.com, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

Forward-Looking Statements

Certain statements contained in this communication may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “would,” “could” or “intend,” future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the Company’s future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, net interest margin, non-interest revenue, market conditions related to the Company’s common stock repurchase program, allowance for loan losses, the effect of certain new accounting standards on the Company’s financial statements, income tax deductions, credit quality, the level of credit losses from lending commitments, net interest revenue, interest rate sensitivity, loan loss experience, liquidity, capital resources, market risk, earnings, effect of pending litigation, acquisition strategy, legal and regulatory limitations and compliance and competition.

Readers are cautioned not to place undue reliance on the forward-looking statements contained in this document in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. These factors include, but are not limited to, changes in the Company’s operating or expansion strategy, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability to maintain credit quality, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of the Company to collect amounts due under loan agreements, changes in consumer preferences, effectiveness of the Company’s interest rate risk management strategies, laws and regulations affecting financial institutions in general or relating to taxes, the effect of pending or future legislation, the ability of the Company to repurchase its common stock on favorable terms, ability to obtain regulatory approvals and meet other closing conditions to the Acquisition, including approval by First Texas’s and the Company’s respective shareholders on the expected terms and schedule, delay in closing the Acquisition, difficulties and delays in integrating the First Texas business or fully realizing cost savings and other benefits of the Acquisition, business disruption following the Acquisition, changes in interest rates and capital markets, inflation, customer acceptance of the Company’s products and services, and other risk factors. Other relevant risk factors may be detailed from time to time in the Company’s press releases and filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this Report, and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this Report.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts, and may not reflect actual results.

Important Additional Information and Where to Find It

In connection with the proposed Acquisition, the Company will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of First Texas and the Company and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF FIRST TEXAS AND THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE ACQUISITION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the joint proxy statement/prospectus, as well as other filings containing information about the Company, may be obtained at the SEC’s Internet site (http://www.sec.gov), when they are filed by the Company. You will also be able to obtain the joint proxy statement/prospectus, when it is filed, free of charge, from the Company at www.simmonsbank.com under the heading “Investor Relations.” Copies of the joint proxy statement/prospectus can also be obtained, when it becomes available, free of charge, by directing a request to Simmons First National Corporation, 501 Main Street, Pine Bluff, Arkansas 71601, Attention: J. Burton Hicks, Investor Relations Officer, Telephone: (870) 541-1000 or to First Texas BHC, Inc., 4100 International Plaza, Suite 900, Fort Worth, Texas 76109, Attention: Lisanne Davidson, Telephone: (817) 298-5610.

The Company, First Texas, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and First Texas, respectively, in connection with the proposed merger. Information about the directors and executive officers of the Company, and their respective ownership of the Company’s common stock, is set forth in the proxy statement for the Company’s 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 14, 2016. Additional information regarding all of the participants in the solicitation may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

FOR MORE INFORMATION CONTACT:

J. BURTON HICKS

Investor Relations Officer

Simmons First National Corporation

(870) 541-1000

Item 9.01  Financial Statements and Exhibits.

Exhibit 2.1	Agreement and Plan of Merger by and between Simmons First National Corporation and First Texas BHC, Inc., dated as of January 23, 2017.
Exhibit 99.1	Press Release issued by the Company on January 23, 2017.
Exhibit 99.2	Presentation dated January 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: January 23, 2017	Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
Exhibit 2.1	Agreement and Plan of Merger by and between Simmons First National Corporation and First Texas BHC, Inc., dated as of January 23, 2017.
Exhibit 99.1	Press Release issued by the Company on January 23, 2017.
Exhibit 99.2	Presentation dated January 23, 2017.